UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

___________________________________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2022

___________________________________________

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 28, 2022, Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”) as of December 27, 2022, the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further action by Nasdaq at least pending the issuance of the Panel’s decision following the hearing and the expiration of any extension that may be granted by the Panel.

The Company is diligently working to regain compliance with the Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or, if an extension is granted, that the Company will evidence compliance with the Rule within the extension period granted by the Panel. In the event the Company’s securities are delisted from Nasdaq, the Company’s securities should be eligible to trade on the over-the-counter OTC Markets platform.

As disclosed by the Company in Current Reports on Form 8-K filed on January 4, 2022 and June 30, 2022, the Company was previously notified by the Staff that it failed to satisfy the Rule and, in accordance with the Nasdaq Listing Rules, was granted two consecutive 180-calendar grace periods, ultimately through December 27, 2022, to evidence compliance with the Rule. The Company did not evidence compliance with the Rule by December 27, 2022, which resulted in the Staff’s issuance of the delisting determination.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. These forward looking statements include, but are not limited to, statements concerning the Company’s appeal of the Nasdaq delisting determination, the timing and outcome of any hearing before the Panel, including whether the Panel accepts the Company’s plan to regain compliance and grants the Company additional time to retain compliance with the Rule and whether, even if the Panel grants the Company additional time to regain compliance, the Company will be able to regain compliance with the Rule within any additional period of time granted by the Panel, and the Company’s eligibility to trade on one of the over-the-counter markets or bulletin boards if it ceases to be listed for trading on the Nasdaq Capital Market. Such forward-looking statements reflect the Company’s current views and assumptions and are not guarantees of future performance. Risks and uncertainties that could cause future events to differ from those anticipated by such forward-looking statements include, without limitation: the timing of the Panel’s hearing; whether the Panel accepts the Company’s plan to regain compliance with the Rule and grants the Company additional time to regain compliance; the amount of time, if any, that the Panel extends to the Company to regain compliance with the Rule; whether the Company is able to take the actions necessary to regain compliance with the Rule within any extended period of time granted by the Panel; and other developments affecting the Company. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. There are no assurances regarding the timing or outcome of our intended appeal or that, even if the Panel grants the Company’s request for a suspension of delisting or continued listing on Nasdaq and grants us an extension of time to regain compliance, we will be able to regain compliance with the Rule within the applicable extension period. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this Report. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2021 and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: December 30, 2022	By:	/s/ David J. Marguglio
	Name:	David J. Marguglio
	Title:	Chief Executive Officer